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                         MEDICAL PROPERTIES TRUST, INC.
                         2007 MULTI-YEAR INCENTIVE PLAN
                               AWARD AGREEMENT OF
                                RESTRICTED STOCK                    Exhibit 10.1

2007 MULTI-YEAR INCENTIVE PLAN AWARD AGREEMENT made as of date set forth on Schedule A hereto between Medical Properties Trust, Inc., a Maryland corporation (the "Company"), and the party listed on Schedule A (the "Grantee").

                                    RECITALS

     1. The Grantee is a key employee of the Company or one of its Subsidiaries or affiliates.

     2. The Company has adopted the 2007 Multi-Year Incentive Plan (the "MIP") pursuant to the Second Amended and Restated Medical Properties Trust, Inc. 2004 Equity Incentive Plan (the "2004 Plan") to provide executive officers of the Company or its Subsidiaries and affiliates, including the Grantee, in connection with their employment with the long-term incentive compensation described in this Award Agreement (this "Agreement" or "Award Agreement"), and thereby provide additional incentive for them to promote the progress and success of the business of the Company and its Subsidiaries and affiliates, including the Partnership, while increasing the total return to the Company's shareholders. The MIP consists of three separate components, all covered by this Agreement, designed collectively to reward the Grantee for his contribution to the Company's past superior performance, in terms of both total return to shareholders and funds from operations, and to incentivize the Grantee to contribute to superior performance for the benefit of the Company's shareholders over the next several years as follows: (i) a time-based restricted equity award (the "TBRE Award"); (ii) a core performance restricted equity award (the "CPRE Award"); and (iii) a superior performance restricted equity award (the "SPRE Award").

     3. The MIP was adopted by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board") pursuant to authority delegated to it by the Board as set forth in the Committee's charter, including authority to make grants of restricted equity under the 2004 Plan, or any successor equity plan (as any such plan may be amended, modified or supplemented from time to time, collectively the "Equity Plan")). This Agreement evidences an award to the Grantee under the MIP (this "Award"), which is subject to the terms and conditions set forth herein.

     4. The Grantee was selected by the Committee to receive this Award as one of a select group of highly compensated or management employees who, through the effective execution of their assigned duties and responsibilities, are in a position to have a direct and measurable impact on the Company's long-term financial results. Effective as of the grant date specified in Schedule A hereto, but conditional upon the execution of


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this Agreement, the Committee awarded to the Grantee the number of Restricted
Common Stock set forth in Schedule A.

          NOW, THEREFORE, the Company, the Partnership and the Grantee agree as follows:

     1. Administration. The MIP and all awards thereunder, including this Award, shall be administered by the Committee, which in the administration of the MIP shall have all the powers and authority it has in the administration of the Equity Plan, as set forth in the Equity Plan. The Committee may from time to time adopt any rules or procedures it deems necessary or desirable for the proper and efficient administration of the MIP, consistent with the terms hereof and of the Equity Plan.

     2. Definitions. Capitalized terms used herein without definitions shall have the meanings given to those terms in the Equity Plan. In addition, as used herein:

     "Annual Base Price" means with regard to each Annual CPRE Performance Period, the Fair Market Value of one share of Common Stock as of the applicable Annual CPRE Vesting Date (or, if such day is not a trading day, the most recent trading day immediately preceding such day).

     "Annual CPRE Performance Period" means, with respect to the measurement of Total Return and whether Restricted Common Stock granted as part of the CPRE Award shall vest pursuant to Section 4(b) hereof as of any particular Annual CPRE Vesting Date, the performance period that begins January 1 of that Vesting Year and ends on December 31 of that Vesting Year; provided, however, that the Annual CPRE Vesting Period ending on December 31, 2007 shall begin on the Effective Date and the Total Return hurdle for purposes of Section 4(b)(ii) shall be pro rated to 7.5% from 9%.

     "Annual CPRE Vesting Date" means each of December 31, 2007, 2008, 2009, 2010, 2011, 2012 and 2013.

     "Annual SPRE Vesting Date" means each of December 31, 2011, 2012 and 2013.

     "Annual TBRE Vesting Date" means each of December 31, 2007, 2008, 2009, 2010, 2011, 2012 and 2013.

     "Average Stock Price" means, as of any date, the average of the Fair Market Value of a share of Common Stock over the thirty (30) consecutive trading days immediately preceding such date.

     "Cause" for termination of the Grantee's employment shall have the meaning set forth in the Grantee's Service Agreement.

     "Change of Control" for purposes of this Award Agreement will be deemed to have taken place upon the occurrence of any of the following events: (i) any person, entity or affiliated group, excluding the Company or any employee benefit plan of the Company, acquiring more than 50% of the then outstanding voting shares of the


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Company, (ii) the consummation of any merger or consolidation of the Company into another company, such that the holders of the voting shares of the Company immediately prior to such merger or consolidation own less than 50% of the voting power of the securities of the surviving company or the parent of such surviving company, (iii) adoption of a plan for complete liquidation of the Company or the sale or disposition of all or substantially all of the Company's or the Partnership's assets, such that after the transaction, the holders of the voting shares of the Company immediately prior to the transaction own less than 50% of the voting securities of the acquiror or the parent of the acquiror or
(iv) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

     "Closing Price" of a security other than the Common Stock means the closing price per share of such security on the primary exchange or other quotation system on which the security is traded as determined by the Committee consistently with the definition of Fair Market Value.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Common Stock" means shares of common stock, par value $0.001 per share, of the Company either currently existing or authorized hereafter.

     "Continuous Service" means the continuous service to the Company or any Subsidiary or affiliate, without interruption or termination, in any capacity of employee, or, with the written consent of the Committee, consultant. Continuous Service shall not be considered interrupted in the case of (A) any approved leave of absence, (B) transfers among the Company and any Subsidiary or affiliate, or any successor, in any capacity of employee, or with the written consent of the Committee, consultant, or (C) any change in status as long as the individual remains in the service of the Company and any Subsidiary or affiliate in any capacity of employee or (if the Company specifically agrees in writing that the Continuous Service is not uninterrupted) a member of the Board or a consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

     "Cumulative SPRE Performance Period" means, with respect to the measurement of Total Return and whether Restricted Stock to be earned as part of the SPRE Award shall be issued pursuant to Section 4(c)(iv) hereof as of December 31, 2010, the performance period that begins on the Effective Date and ends on December 31, 2010, or the Superior Performance Measurement Date, if earlier.

     "Effective Date" means March 1, 2007.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.


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     "Fair Market Value" means, as of any given date, the fair market value of a share of Common Stock as determined by the Committee using any reasonable method and in good faith; provided that (A) if the Common Stock is admitted to trading on a national securities exchange, the fair market value of a share of Common Stock on any date shall be the closing sale price reported for such share on the exchange on such date on which a sale was reported; (B) if the Common Stock is admitted to quotation on the National Association of Securities Dealers
Automated Quotation System ("NASDAQ") or a successor quotation system and has been designated as a National Market System ("NMS") security, fair market value of a share Common Stock on any date shall be the closing sale price reported for such share on the system on such date on which a sale was reported; and (C) if the Common Stock is admitted to quotation on the NASDAQ but has not been designated as an NMS security, fair market value of a share of Common Stock on any such date shall be the average of the highest bid and lowest asked prices for such share of Common Stock on the system on such date on which both the bid and asked prices were reported.

     "Good Reason" for termination of the Grantee's shall have the meaning set forth in the Grantee's Service Agreement.

     "MS REIT Index" means the Morgan Stanley REIT Index as published from time to time, provided that if the MS REIT Index ceases to exist or be published during the term of this Agreement and the Committee otherwise reasonably determines that it is no longer suitable for the purposes of this Agreement, then the Committee in its reasonable discretion shall select an a comparable index for purposes of making the Total Return comparison required by Section 4(c) hereof meaningful and consistent across the relevant measurement periods.

     "50th Percentile" is defined in accordance with standard statistical methodology, such that for purposes of Section 4(c), if 50% of the REITs included in the MS REIT Index had a Total Return for the applicable measurement period equal to or worse than the Company's Total Return for the same period, then the Company would be at the 50th percentile. Notwithstanding the foregoing, the Committee may, upon consideration of the statistical distribution of the REITs included in the MS REIT Index within the full range of Total Return for the applicable measurement period, exercise its reasonable discretion to allow for issuance of Restricted Stock to be earned as part of the SPRE Award under
Section 4(c) on a basis other than a strict mathematical calculation of the 50th Percentile. By way of illustration, if for the period the Total Return of a number of REITs included in the MS REIT Index is clustered within a narrow range such that the effect of the precise calculation of percentiles is that issuance would not occur, the Committee could in its discretion conclude that issuance should nonetheless occur to the extent appropriate in light of all the circumstances, including the Company's Total Return performance relative to the REITs included in the MS REIT Index taken as a whole.

     "Permanent Disability" shall have the meaning set forth in the Grantee's Service Agreement.


                                     4 of 18

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     "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, other entity or "group" (as defined in the Exchange Act).

     "Qualified Termination" means a termination of the Grantee's employment (A) by the Company without Cause, (B) by the Grantee with Good Reason, or (C) as a result of the Grantee's death or Permanent Disability.

     "Restricted Common Stock" or "Restricted Stock" means shares of Common Stock subject to a risk of forfeiture.

     "Service Agreement" means, as of a particular date, any employment, consulting or similar service agreement then in effect between the Grantee, on the one hand, and the Company or one of its affiliates, on the other hand, as amended or supplemented through such date.

     "Total Return" means, with respect to a REIT included in the MS REIT Index or the Company, as applicable, the total percentage return per share achieved by the common shares of such REIT or the Company's Common Stock, as applicable, assuming contemporaneous reinvestment in such common shares or Common Stock of all dividends and other distributions, in each case measured following the end of each Vesting Year for the applicable Annual CPRE Performance Period or the Cumulative SPRE Performance Period, as the case may be. The Total Return performance of the Company relative to the Total Return performance of the REITs included in the MS REIT Index will be determined using the Fair Market Value of the Common Stock and the Closing Price of the common shares of such REITs for the last trading day of the applicable period from the applicable Annual Base Price (or for the first CPRE Annual Performance Period or the Cumulative SPRE Performance Period from the Effective Date) and from the Closing Price for the common shares of each such REIT on the last trading day of the calendar year immediately preceding the applicable Annual CPRE Performance Period (or for the first CPRE Annual Performance Period or the Cumulative SPRE Performance Period, from the Effective Date).

     "Vesting Year" means each of (i) the period beginning on the Effective Date and ending on December 31, 2007 and (ii) each calendar year in the six-year period beginning January 1, 2008 and ending December 31, 2013.

     3. Award of Restricted Common Stock. On the terms and conditions set forth in this Agreement, as well as the terms and conditions of the Equity Plan, the Grantee is hereby granted this Award consisting of the number of Restricted Common Stock set forth on Schedule A hereto, which is incorporated herein by reference (the "Restricted Stock"), divided among the TBRE Award, the CPRE Award and the SPRE Award as provided in Schedule A. The shares of Restricted Stock awarded as part of the TBRE Award and the CPRE Award have been issued to the Grantee and constitute and shall be treated as the property of the Grantee in accordance with the terms of this Agreement. Restricted Stock will be: (A) subject to forfeiture to the extent provided in Section 4; and (B) subject to vesting as provided in Section 4 and Section 5 hereof. The


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Restricted Stock underlying the SPRE Award shall be issued at such time as provided by Section 4(c) or earlier, as required by Section 5, and shall be subject to further time vesting as provided in Section 4(c) and Section 5.

     4. Vesting of Restricted Stock.

          (a)  TBRE Award

               (i) Except as otherwise provided in Section 5 hereof, the Restricted Stock granted as part of the TBRE Award shall become vested in the following amounts, provided that the Continuous Service of the Grantee continues through and on the applicable Annual TBRE Vesting Date or the accelerated vesting date provided in Section 5 hereof, as applicable.

                    Number of Restricted Stock
                      in TBRE Award Becoming         Cumulative
   Vesting Date               Vested             Percentage Vested
   ------------     --------------------------   -----------------
December 31, 2007        ________ (14.286%)            14.286%
December 31, 2008        ________ (14.286%)            28.572%
December 31, 2009        ________ (14.286%)            42.858%
December 31, 2010        ________ (14.286%)            57.144%
December 31, 2011        ________ (14.286%)            71.430%
December 31, 2012        ________ (14.285%)            85.715%
December 31, 2013        ________ (14.285%)           100.000%

               (ii) There shall be no proportionate or partial vesting of Restricted Stock granted as part of the TBRE Award in or during the months, days or periods prior to each Annual TBRE Vesting Date and, subject to Section 5 hereof, vesting of Restricted Stock granted as part of the TBRE Award shall occur on the applicable Annual TBRE Vesting Date. Any Restricted Stock granted as part of the TBRE Award that do not become vested pursuant to this Section 4(a) or Section 5 shall, without payment of any consideration by the Company, automatically and without notice terminate, be forfeited and be and become null and void, and neither the Grantee nor any of his successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Stock.


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          (b)  CPRE Award

               (i) The Grantee's Restricted Stock granted as part of the CPRE Award shall be eligible for vesting over a seven-year period, except as otherwise provided in Section 5 hereof, based on the Company's performance in terms of Total Return for (or on a cumulative basis through, as applicable) each Annual CPRE Performance Period, with vesting occurring at the times, in the amounts and upon the conditions set forth in this Section 4(b), provided that the Continuous Service of the Grantee continues through and on the relevant Annual CPRE Vesting Date or the accelerated vesting date provided in Section 5 hereof, as applicable.

               (ii) As soon as practicable following the end of each Vesting Year, the Committee will determine (x) the Total Return of the Company for the applicable Annual CPRE Performance Period and (y) for Vesting Years after the first Vesting Year, the Total Return of the Company from the Effective Date through the applicable Annual CPRE Vesting Date on a cumulative basis, and then perform the following calculations with respect to the Restricted Stock granted as part of the CPRE Award:

               (A) if both (I) the Company's Total Return for the applicable Annual CPRE Performance Period is below 9% (7.5% for the first Annual CPRE Performance Period) and (II) the Company's Total Return from the Effective Date through the applicable Annual CPRE Vesting Date on a cumulative basis are below a simple 9% per year (7.5% for the first Annual CPRE Performance Period), then none of the Grantee's Restricted Stock granted as part of the CPRE Award will become vested as of the applicable Annual CPRE Vesting Date;

               (B) if for the applicable Annual CPRE Performance Period the Company's Total Return is 9% (7.5% for the first Annual CPRE Performance Period) or higher, then 14.286% of the Grantee's Restricted Stock granted as part of the CPRE Award will become vested as of the applicable Annual CPRE Vesting Date;

               (C) if the Company's Total Return from the Effective Date through the applicable Annual CPRE Vesting Date on a cumulative basis is equal to or greater than a simple 9% per year (7.5% for the first Annual CPRE Performance Period), then the sum of (I) 14.286% of the Grantee's Restricted Stock granted as part of the CPRE Award (but without duplication of the vesting percentage set forth in Section 4(b)(ii)(B)) and (II) any portion of the Grantee's Restricted Stock granted as part of the CPRE Award that failed to vest on prior Annual CPRE Vesting Dates will become vested as of the applicable Annual CPRE Vesting Date;


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               (iii) For the avoidance of doubt, the intent of the foregoing clauses (A), (B) and (C) is to give the Grantee the benefit of a full carry-back and carry-forward feature if the minimum 9% per year (7.5% for the first Annual CPRE Performance Period) simple Total Return performance criterion is not achieved in any one Annual CPRE Performance Period, such that Restricted Stock granted as part of the CPRE Award that failed to vest based on performance on an Annual CPRE Vesting Date may still become vested on a subsequent Annual CPRE Vesting Date upon the satisfaction of the performance criterion on a cumulative basis. If the cumulative performance criterion is satisfied, then any Restricted Stock granted as part of the CPRE Award that failed to vest as of any of the prior Annual CPRE Vesting Dates shall become vested as of the later Annual CPRE Vesting Date.

               (iv) Any shares of Restricted Stock granted as part of the CPRE Award that do not become vested pursuant to this Section 4(b) or
          Section 5 shall, without payment of any consideration by the Company, automatically and without notice terminate, be forfeited and be and become null and void, and neither the Grantee nor any of his successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Stock.

          (c)  SPRE Award

               (i) The Grantee's SPRE Award shall be earned over a seven-year period, except as otherwise provided in Section 5 hereof, based on a combination of (A) the Company's performance over a four-year period in terms of increase in the Average Stock Price as provided in Sections 4(c)(ii), 4(c)(iii) and 4(c)(iv) and (B) the passage of time (three years) as provided in Sections 4(c)(v). Shares of Restricted Stock shall be issued upon satisfaction of the performance conditions in the amounts and upon the conditions set forth in this Section 4(c), and shall vest on a pro rata basis on each Annual SPRE Vesting Date provided that the Continuous Service of the Grantee continues through and on the each Annual SPRE Vesting Date or the accelerated vesting date provided in Section 5 hereof; provided, however, that if the accelerated vesting date occurs before December 31, 2010, all of the shares of Restricted Stock underlying the SPRE Award shall be issued and become fully vested and non-forfeitable upon such date.

               (ii) If after January 1, 2009, but before December 31, 2010, the Average Stock Price is at or above $26.00 (subject to adjustment as provided in Section 9 hereof) on each trading day in a period of thirty (30) consecutive trading days, then 100.000% of the Restricted Stock underlying the SPRE Award will be issued based on performance (subject to time vesting as provided in Section 4(c)(v)) as of the last trading day in


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          such 30-trading day period (the "Superior Performance Measurement
          Date").

               (iii) If as of December 31, 2010 the shares of Restricted Stock underlying the SPRE Award have not been earned based on performance pursuant to Section 4(c)(ii), as soon as practicable following December 31, 2010 the Company will calculate the Average Stock Price as of December 31, 2010 and the Restricted Stock underlying the SPRE Award will be issued based on performance (subject to time vesting as provided in Section 4(c)(v)) as follows:

     Average Stock Price (Subject to adjustment        Percentage
          as provided in Section 9 hereof)               Earned
     ------------------------------------------        ----------
                  Less than $20.00                        0.000%
Equal to or greater than $20.00 and less than $22.00     33.334%
Equal to or greater than $22.00 and less than $24.00     58.334%
Equal to or greater than $24.00 and less than $26.00     75.000%
          Equal to or greater than $26.00               100.000%

               (iv) Notwithstanding Section 4(c)(iii), if as of December 31, 2010 the shares of Restricted Stock underlying the SPRE Award have not been issued based on performance pursuant to Section 4(c)(ii) or
          Section 4(c)(iii), and the Average Stock Price is less than $20 (subject to adjustment as provided in Section 9 hereof), as soon as practicable following December 31, 2010:

               (A) the Committee will determine the Total Return of the Company for the Cumulative SPRE Performance Period (from the Effective Date through December 31, 2010);

               (B) the Committee will determine the Total Return of the REITs included in the MS REIT Index for the Cumulative SPRE Performance Period (from the Effective Date through December 31, 2010); and

               (C) if the Company's Total Return calculated pursuant to clause
               (A) above is at or above the 50th Percentile of the Total Return of the REITs included in the MS REIT Index calculated pursuant to clause (B) above, then 33.334% of the Restricted Stock underlying the SPRE Award will be issued based on performance (subject to time vesting as provided in Section 4(c)(v)) as of December 31, 2010.


                                     9 of 18
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               (v) If any of the shares of Restricted Stock underlying the SPRE
          Award have been issued based on performance as provided in Section 4(c)(ii), 4(c)(iii) or 4(c)(iv) (such Restricted Stock, the "Earned SPRE Award"), then subject to Section 5 hereof, the Earned SPRE Award shall become vested in the following amounts, provided that the Continuous Service of the Grantee continues through and on the applicable Annual SPRE Vesting Date or the accelerated vesting date provided in Section 5 hereof, as applicable:

               (A) thirty-three and one-third percent (33.33%) of the Earned SPRE Award shall become vested on December 31, 2011;

               (B) an additional thirty-three and one-third percent (33.33%) of the Earned SPRE Award shall become vested on December 31, 2012; and

               (C) an additional thirty-three and one-fourth percent (33.34%) of the Earned SPRE Award shall become vested on December 31, 2013.

               (vi) Any shares of Restricted Stock underlying the SPRE Award that are not earned pursuant to this Section 4(c) or Section 5 shall not be issued and, without payment of any consideration by the Company, automatically and without notice terminate, be forfeited and be and become null and void, and neither the Grantee nor any of his successors, heirs, assigns, or personal representatives will thereafter have any further rights to receive any further issuance of Restricted Stock pursuant to the SPRE Award.

     5. Change of Control or Termination of Grantee's Service Relationship.

               (a) If the Grantee is a party to a Service Agreement, the provisions of this Section 5 shall govern the vesting of the Grantee's Restricted Stock exclusively in the event of a Change of Control or termination of the Grantee's service relationship with the Company or any Subsidiary or affiliate, unless the Service Agreement contains provisions that expressly refer to this Section 5 and provides that those provisions of the Service Agreement shall instead govern the vesting of the Grantee's Restricted Stock. The foregoing sentence will be deemed an amendment to any applicable Service Agreement to the extent required to apply its terms consistently with this Section 5, such that, by way of illustration, any provisions of the Service Agreement with respect to accelerated vesting or payout of the Grantee's bonus or incentive compensation awards in the event of certain types of terminations of Grantee's service relationship (such as, for example, termination at the end of the term, termination without Cause by the employer or termination for Good Reason by the employee) shall not be interpreted as requiring that any calculations set forth in Section 4 hereof be performed or vesting occur with respect to this Award other


                                    10 of 18

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     than as specifically provided in this Section 5. In the event an entity ceases to be a Subsidiary or affiliate of the Company, such action shall be deemed to be a termination of employment of all employees of that entity for purposes of this Agreement, provided that if vesting would not otherwise occur upon such deemed termination pursuant to this Agreement, the Committee, in its sole and absolute discretion, may make provision in such circumstances for accelerated vesting of some or all of the Grantee's remaining unvested shares of Restricted Stock that have not previously been forfeited effective immediately prior to such event.

               (b) In the event of a Change of Control or Qualified Termination, then the Grantee shall become 100% vested in all unvested Restricted Stock, including Restricted Stock granted and issued as part of the TBRE Award, the CPRE Award and the SPRE Award, automatically as of the date of, and immediately before, the Change of Control or Qualified Termination, regardless of the calculations provided or other conditions set forth in
     Section 4 hereof. Further, if a Change of Control or Qualified Termination occurs before shares of Restricted Stock underlying the SPRE Award have been issued pursuant to Section 4(c) and before December 31, 2010, the Company shall issue to the Grantee a number of shares of Common Stock equal to the number of shares underlying the SPRE Award and such shares shall be fully vested and non-forfeitable upon issuance.

               (c) Notwithstanding the foregoing, in the event vesting pursuant to this Section 5 is determined to constitute "nonqualified deferred compensation" subject to Section 409A of the Code, then, to the extent the Grantee is a "specified employee" under Section 409A of the Code subject to the six-month delay thereunder, any such vesting or related payments to be made during the six-month period commencing on the Grantee's "separation from service" (as defined in Section 409A of the Code) shall be delayed until the expiration of such six-month period.

               (d) In the event of a termination of employment or other cessation of the Grantee's Continuous Service other than a Qualified Termination, effective as of the date of such termination or cessation all Restricted Stock except for those that had previously become vested pursuant to Section 4 or Section 5 hereof shall automatically and immediately be forfeited by the Grantee and thereafter no further calculations pursuant to Section 4 hereof shall be performed with respect to the Grantee's Restricted Stock granted as part of the CPRE Award or the SPRE Award. Any such forfeited Restricted Stock shall, without payment of any consideration by the Company, automatically and without notice be and become null and void, and neither the Grantee nor any of his successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such forfeited Restricted Stock. If the Grantee's employment with the Company or a Subsidiary or affiliate terminates as a result of his or her retirement, the Committee may, on a case-by-case basis and in its sole discretion, provide for partial or complete vesting or issuance prior to such


                                    11 of 18
     retirement of all or a portion of his Restricted Stock that have not previously been forfeited or issued.

               (e) To the extent that the Grantee's Service Agreement entitles the Grantee to receive severance payments or other similar benefit in case of a termination of the Grantee's employment following a Change of Control or a similar event ("Change of Control Benefits"), then for purposes of calculating the Grantee's entitlement to such Change of Control Benefits, Restricted Stock shall be included as part of the Grantee's bonus amount, or any other similar term used in the Grantee's Service Agreement, in the year of vesting only if and to the extent specifically provided in such Service Agreement. If included, the value of Restricted Stock for purposes of determining such bonus amount shall be calculated by multiplying the Fair Market Value of a share of the Company's Common Stock at the time of vesting by the number of shares of Restricted Stock that became vested.

               (f) To the extent that Schedule A provides for amounts or schedules of vesting that conflict with the provisions of this Section 5, the provisions of Schedule A will be controlling and determinative.

     6. Payments by Award Recipients. No amount shall be payable to the Company by the Grantee at any time in respect of Restricted Stock.

     7. Dividends.

               (a) The Grantee shall be entitled to receive dividends payable with respect to the Restricted Stock actually issued, whether or not vested, to the extent the Company declares and pays dividends on its Common Stock.

               (b) The dividend date with respect to Restricted Stock granted as part of the TBRE Award and the CPRE Award shall be the Effective Date and such Restricted Stock shall be entitled to dividend equivalent amounts equal to the full distribution payable on Common Stock outstanding as of the record dates for the first and second 2007 quarterly distributions even though they were not outstanding for the whole period.

               (c) The dividend date with respect to Restricted Stock issued as part of the Earned SPRE Award shall be the issuance date, provided, however, that the Earned SPRE Award shall be entitled to the full dividend payable on Common Stock outstanding as of the record dates for the quarterly distribution next following the date on which they are issued based on performance as provided in Section 4(c)(ii), 4(c)(iii) or 4(c)(iv) hereof even though they may not have been outstanding for the whole period.

               (d) Commencing as of the Effective Date through the date the shares of Restricted Stock underlying the SPRE Award are actually issued to the Grantee or forfeited pursuant to Section 4(c)(vi), as the case may be, the Company shall provide a quarterly dividend equivalent payment in cash to the


                                    12 of 18

     Grantee in an amount equal to 20% of the dividend payable per share of Common Stock multiplied by the number of shares of Restricted Stock underlying the SPRE Award.

               (e) All dividends and dividend equivalent payments paid with respect to Restricted Stock shall be fully vested and non-forfeitable when paid, whether or not the underlying shares of Restricted Stock have been earned based on performance or have become vested based on the passage of time.

     8. Changes in Capital Structure. Without duplication with the provisions of
Section 12.3 of the 2004 Plan, if (a) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or other fundamental transaction similar thereto, (b) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization, significant repurchases of stock, or other similar change in the capital structure of the Company shall occur, (c) any extraordinary dividend or other distribution to holders of shares of Common Stock or Units other than regular cash dividends shall be made, or (d) any other event shall occur that in each case in the good faith judgment of the Committee necessitates action by way of appropriate equitable adjustment in the terms of this Award, the MIP or the Restricted Stock, then the Committee shall take such action as it deems necessary to maintain the Grantee's rights hereunder so that they are substantially proportionate to the rights existing under this Award, the MIP and the terms of the Restricted Stock prior to such event, including, without limitation: (i) adjustments in the number of shares of Restricted Stock, Total Return or other pertinent terms of this Award; and (ii) substitution of other awards under the Equity Plan or otherwise. The Grantee shall have the right to vote the shares of Restricted Stock actually issued to him, regardless of whether vesting has occurred.

     9. Miscellaneous.

          (a) Amendments; Modifications. This Agreement may be amended or modified only with the consent of the Company acting through the Committee; provided that any such amendment or modification materially and adversely affecting the rights of the Grantee hereunder must be consented to by the Grantee to be effective as against him; and provided, further, that the Grantee acknowledges that the 2004 Plan may be amended or discontinued in accordance with its terms and that this Agreement may be amended or canceled by the Committee, on behalf of the Company, for the purpose of satisfying changes in law or for any other lawful purpose, so long as no such action shall impair the Grantee's rights under this Agreement without the Grantee's written consent. Notwithstanding the foregoing, this Agreement may be amended in writing signed only by the Company to correct any errors or ambiguities in this Agreement and/or to make such changes that do not materially adversely affect the Grantee's rights hereunder. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by the parties which are not set forth expressly in this Agreement. This grant shall in no way affect the Grantee's participation


                                    13 of 18
or benefits under any other plan or benefit program maintained or provided by the Company.

          (b) Incorporation of Equity Plan; Committee Determinations. The provisions of the Equity Plan are hereby incorporated by reference as if set forth herein. In the event of a conflict between this Agreement and the Equity Plan, this Agreement shall be controlling and determinative. The Committee will make the determinations and certifications required by this Award as promptly as reasonably practicable following the occurrence of the event or events necessitating such determinations or certifications.

          (c) Compliance With Securities Laws. The Company and the Grantee will make reasonable efforts to comply with all applicable securities laws. In addition, notwithstanding any provision of this Agreement to the contrary, no Restricted Stock will become vested or be issued at a time that such vesting or issuance would result in a violation of any such laws.

          (d) Severability. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not so held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

          (e) Governing Law. This Agreement is made under, and will be construed in accordance with, the laws of State of Delaware, without giving effect to the principles of conflict of laws of such state.

          (f) No Obligation to Continue Position as an Employee, Consultant or Advisor. Neither the Company nor any affiliate is obligated by or as a result of this Agreement to continue to have the Grantee as an employee, consultant or advisor and this Agreement shall not interfere in any way with the right of the Company or any affiliate to terminate the Grantee's service relationship at any time.

          (g) Notices. Any notice to be given to the Company shall be addressed to the Secretary of the Company at its principal place of business and any notice to be given the Grantee shall be addressed to the Grantee at the Grantee's address as it appears on the employment records of the Company, or at such other address as the Company or the Grantee may hereafter designate in writing to the other.

          (h) Withholding and Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Grantee for income tax purposes or subject to the Federal Insurance Contributions Act withholding with respect to this Award, the Grantee will pay to the Company or, if appropriate, any of its affiliates, or make arrangements satisfactory to the Committee regarding the payment of, any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under this


                                    14 of 18

Agreement will be conditional on such payment or arrangements, and the Company and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee.

          (i) Headings. The headings of paragraphs hereof are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

          (j) Counterparts. This Agreement may be executed in multiple counterparts with the same effect as if each of the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

          (k) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to the Company and the Partnership, on the one hand, and any successors to the Grantee, on the other hand, by will or the laws of descent and distribution, but this Agreement shall not otherwise be assignable or otherwise subject to hypothecation by the Grantee.

          (l) 409A. This Agreement shall be construed, administered and interpreted in accordance with a good faith interpretation of Section 409A of the Code. Any provision of this Agreement that is inconsistent with Section 409A of the Code, or that may result in penalties under Section 409A of the Code, shall be amended, in consultation with the Grantee and with the reasonable cooperation of the Grantee and the Company, in the least restrictive manner necessary to (i) exclude the Restricted Stock from the definition of "deferred compensation" within the meaning of such Section 409A or (ii) comply with the provisions of Section 409A, other applicable provision(s) of the Code and/or any rules, regulations or other regulatory guidance issued under such statutory provisions, in each case without diminution in the value of the benefits granted hereby to the Grantee.

          (m) Complete Agreement. This Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

                            [signature page follows]


                                    15 of 18

     IN WITNESS WHEREOF, the undersigned have caused this Award Agreement to be executed as of the __ day of __________, 2007.

                                        MEDICAL PROPERTIES TRUST, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        GRANTEE

                                        ----------------------------------------
                                        Name:
                                              ----------------------------------

                                    16 of 18

                                   SCHEDULE A

                     VESTING PROVISIONS OF RESTRICTED STOCK

     The shares of Restricted Stock are subject to time -based and performance-based vesting as follows:

1. _________ shares of Restricted Stock are subject to time-based vesting over a seven-year period (or earlier in certain circumstances) (14.285% per year) based only on continuous service.

2. _________ shares of Restricted Stock are subject to performance-based vesting over a seven-year period (assuming continuous service). Performance-based vesting will be from 0-100% based on Medical Properties Trust, Inc.'s (the "Company") per-share total return to holders of the Company's common stock (the "Total Return") for the period from March 1, 2007 to December 31, 2013 (or earlier in certain circumstances) exceeding a simple annual Total Return of 9%, including a carry-back and carry-forward feature over the entire seven-year period.

3. _________ shares of Restricted Stock are subject to a combination of performance-based and time-based vesting over a combined seven-year period (assuming continuous service) as follows:

          (i) 0-100% of the shares of Restricted Stock will be issued based on the trading price of the Company's common stock reaching specified levels between $20 per share and $26 per share over the period from March 1, 2007 to December 31, 2010 (or earlier in certain circumstances). However, if at the end of the four-year performance period (or earlier in certain circumstances) the price of the Company's common stock is below $20 per share, but the Company's Total Return over the period on a cumulative basis is at or above the 50th percentile for all REITs included in the Morgan Stanley REIT Index, then one third of such Restricted Stock will be issued based on performance.

          (ii) Time-based vesting of any shares of Restricted Stock that have become issued based on performance as provided in clause (i) above will occur over a three-year period (or earlier in certain circumstances) based only on continuous service as follows: one third on each of December 31, 2011, 2012 and 2013.

     The above vesting is conditioned upon the Grantee remaining an employee of the Company or an affiliate through the applicable vesting dates, and subject to acceleration in the event of a change of control of the Company or termination of the Grantee's


                                    17 of 18
service relationship with the Company under specified circumstances. Unvested Restricted Stock are subject to forfeiture in the event of failure to vest based on the applicable criterion in the Award Agreement.

Date of Award Agreement:                              __________________________

Name of Grantee:                                      __________________________

Total of Restricted Stock Subject to Grant (X+Y+Z):   __________________________

X.  TBRE Award:                                       __________________________

Y.  CPRE Award:                                       __________________________

Z.  SPRE Award:                                       __________________________

Grant Date:                                           __________________________


Initials of Company representative:
                                    --------------------------------------------


Initials of Grantee:
                     -----------------------------------------------------------


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